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                                                                   EXHIBIT 23.10


                                                                March 9, 1995

     I hereby consent to being named in the registration statement as a person about to become a director of Salick Health Care, Inc.

                                                Very truly yours,


                                                /s/ Michael G. Carter
                                                ------------------------------
                                                Dr. Michael G. Carter